AGREEMENT

I.    GENERAL

      o The parties to this Agreement are Cyber Defense Systems, Inc. ("Cyber"), Sierra Nevada Corporation ("SNC") and Techsphere Systems International, Inc. ("TSI") (collectively the "Three Parties"). It is the intention of the Three Parties to work together as a team to obtain contracts for TSI's Airships.

      o The parties desire to do business together and clarify the interaction of the Prior Agreements between and among the parties.

II.   CONFIRMATION OF PRIOR AGREEMENTS

      o The Three Parties agree that the Prior Agreements shall remain in full force and effect except as expressly clarified or modified herein.

      o The Three Parties are aware of and attach copies of the following agreements between and among them: (1) Exclusive Agreement to Provide Integration Services (the "Exclusive Agreement") dated June 30, 2004; (2) Memorandum of Agreement (the "MOA") dated November 4, 2004; and (3) Subcontract Agreement (the "IDIQ") dated May 11, 2005 (collectively, the "Prior Agreements").

      o In the event of an inconsistency between this Agreement and any of the remaining terms of the Prior Agreements, this Agreement shall control.

III.  TERMS OF AGREEMENT

      o SNC shall serve as the prime contractor to Government End-Users for all TSI Airships; provided however, if a third party desires to purchase or lease a TSI Airship for a Government End-User, that third party may serve as prime contractor to the U.S. Government as long as SNC serves as the first tier subcontractor(1) under the third party prime contractor for design, construction, purchase, integration, and delivery of the Airship from TSI and further provided that under either situation TSI serves as the second tier subcontractor in accordance with the Exclusive Agreement and IDIQ for the design and construction of the Airship and its component parts, not including the Integrated Payload as defined in the Exclusive Agreement. This provision should not be construed to alter the requirements of the MOA, section 2.2 of the Exclusive Agreement or the IDIQ, such as: (1) no TSI Airships may be sold or leased to a Government End-User without an integrated payload; (2) SNC has the exclusive right to contract with any Government End-User to provide the integration of the Airships; (3) TSI will continue to be the manufacturer of the Airships to be purchased or leased as described in the IDIQ, with appropriate protections for each party's intellectual property rights as defined in the IDIQ. Neither of the Three Parties' rights shall be affected by a merger, sale or other change in control at either of the other parties.


------------
(1) First tier subcontractor means a company awarded a subcontract directly by a prime contractor.

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

      o Unless otherwise agreed to in a purchase order, all funds that flow through SNC in payment of the Airship or the component parts thereof will be paid according to the terms of the IDIQ.

      o As the prime contractor (or first tier subcontractor), SNC has no intent to manufacture any type of Airship. SNC's future purchases of Airships from TSI shall be governed by the terms of the IDIQ; provided however, that this provision shall not be construed to limit the parties' rights and obligations under the Prior Agreements between the Three Parties for the full term of the 21st Century License Agreement dated January 16, 2004.

      o Pursuant to section 1.) b. of the MOA and subject to the remaining terms of the MOA, SNC will give the first right of refusal to TSI (or its affiliated companies) to lease or sell other non-TSI manufactured airships to SNC as long as the leasing or procurement offer is cost competitive and meets customer requirements.

      o As the prime contractor (or first tier subcontractor), after consultation with the TSI and Cyber contact person, SNC shall submit the Three Parties' Airship proposals to Government End-Users and to third parties serving as prime contractors to Government End-Users as set forth above. This provision shall not be construed to limit SNC's right of first refusal to integrate Payloads on Airships purchased or leased to non-Government End-Users for which TSI will serve as the prime contractor, so long as SNC is cost competitive and meets customer requirements.

      o     The Three Parties shall market the Airships as follows:

      o Within two (2) business days after any of the Three Parties learns of a viable marketing opportunity for Airships and prior to any marketing presentation (whether written or oral), the party that learns of the opportunity shall provide written notice of the opportunity to the other parties for the purpose of the Three Parties developing an appropriate plan of action.

      o Notice under this subsection shall be delivered to the designated contact person for each Party as follows:

      o     For SNC: Bill Anderson

      o     For Cyber/TSI: Keith Vierela

      o It is understood that SNC, as the prime contractor, should be the party to schedule a meeting with, respond to an RFP from, or otherwise send materials to Government End-Users; however if another party has special contacts within a third party prime contractor which will be issuing an RFP which will enhance the contract being awarded for a TSI Airship, then the Three Parties will jointly determine the best course of action. All Government End-User Airship marketing activities shall be consistent with SNC's right under the MOA to "coordinate all marketing and sales activities to the US Government as the lead responsible party." This does not preclude Cyber/TSI from marketing or conducting business development for its airships, as long as it is consistent with SNC's right to "coordinate all marketing and sales activities to the US Government as the lead responsible party."


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

      o SNC claims that it is owed the sum of $780,000.00 in overdue invoices by Cyber. On the condition that all of the remaining terms of this payment proposal are acceptable: (1) SNC will agree to reduce its claim for $780,000 by $280,000 (an amount incurred for the unmanned portion of the NAVAIR demonstration and other costs);
            (2) Cyber will deliver the four MAA SA-90 airship Pods to TSI free and clear of any liens or other encumbrance, within ninety (90) days of final signature of this Agreement; and (3) if a demonstration contract is awarded and TSI delivers to SNC the completed MAA-90 airship, free and clear of any liens or other encumbrances, within one hundred twenty (120) days from the date of award of the demonstration contract, SNC will set-off the $500,000 payment due SNC from Cyber as described in the Delivery Order attached hereto and incorporated herein as Exhibit "A." To the extent that a demonstration contract is not awarded and TSI does not deliver to SNC the completed airship free and clear of any liens or other encumbrances within one hundred twenty (120) days from the date of award of the demonstration contract, the promissory note executed by Cyber attached hereto as Exhibit "B" shall become due and payable in full in accordance with its terms.

      o SNC recognizes that TSI may need to secure financing from a third party in order to complete and deliver the MAA SA-90 set forth in the Delivery Order. As such, TSI may ask that any payments due from SNC to TSI be paid directly to that third party creditor. If requested by TSI, SNC will execute proper documentation to accomplish such direct payment to TSI's creditor on terms acceptable to SNC. Nothing in this provision shall be construed to waive or limit SNC's rights under the Delivery Order.

      o Pursuant to a Marketing and Sales Agreement between TSI and Cyber dated May 1, 2004, Cyber may be entitled to certain sales commissions as set forth therein. For each commission claimed for sales to Government End-Users, Cyber must warrant that it qualifies as a "bona fide agency(2)" entitled to a "contingent fee(3)" commission under 48 C.F.R. 3.401.


------------
(2) Bona fide agency means an established commercial or selling agency, maintained by a contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence. Improper influence means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter.)
(3) Contingent fee means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract.

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

      o The Three Parties recognize and acknowledge that the other parties may have certain intellectual property rights in the materials and methods used for construction, integration, and delivery of Airships. Therefore, the Three Parties agree to cooperate in good faith such that the Airships may be constructed, integrated, and delivered with all parties IP rights preserved. Further, it is understood by the Three Parties that the exchange of drawing packages does not constitute the purchase of intellectual property, unless otherwise agreed in writing. Finally, the Three Parties agree to finalize a list of the Three Parties respective IP rights within thirty (30) days of signing this Agreement. Upon completion, such list shall be incorporated as Exhibit C to this Agreement.

      o The Three Parties shall sign a new agreed upon mutual non-disclosure agreement.




                            [SIGNATURE PAGE FOLLOWS]


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

IN WITNESS WHEREOF, the Parties have executed this Agreement as of April 25,
2006.


SIERRA NEVADA CORPORATION


By:
   -------------------------------------
   NAME:  Jeff Johnson
   TITLE: Corporate Director, Contracts
   DATE:  __________________


TECHSPHERE SYSTEMS INTERNATIONAL


By:
   -------------------------------------
   NAME:  Keith Vierela
   TITLE:
   DATE:  __________________


CYBER DEFENSE SYSTEMS, INC.


By:
   -------------------------------------
   NAME:
   TITLE:
   DATE:  __________________


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

                                    Exhibit B
                                       To
                         Agreement Dated April 25, 2006

                                 PROMISSORY NOTE

$500,000                                                    Sparks, Nevada 89434
                                                                  April 25, 2006


FOR VALUE RECEIVED, Cyber Defense Systems, Inc. ("Maker") hereby promises to pay to the order of Sierra Nevada Corporation ("Holder"), the principal sum of five hundred thousand Dollars ($500,000) together with accrued interest at the rate of eight and one half percent (8.5%) per annum, compounded annually. Interest begins to accrue on the 25th day of August, 2006.

1. Payments of Principal and Interest. All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at Sierra Nevada Corporation, 444 Salomon Circle, Sparks, NV 89434. All principal and interest under this Note shall be due and payable in full by the 25th day of August, 2006 or ten (10) business days after written demand therefore from Holder to Maker (the "Maturity Date"). This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. If principal and interest is not paid in full on the 25th day of August, 2006, a 24% penalty per annum on the unpaid principal and interest balance will be due until such time as the principal, accrued interest and penalties are paid in full. Provided that this Promissory Note shall be marked "Paid in Full" and deemed satisfied and the security interest referenced in Section 6 of this Promissory Note shall be cancelled, when Cyber fulfills the terms and conditions of the paragraph on page 3 of the Agreement and the 001 paragraph in Exhibit A of the Agreement dated April 25, 2006 which reference this Promissory Note, or otherwise pays off this Promissory Note in accordance with its terms.

2. Waiver of Notice. Maker hereby waives presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note or any extension or renewal hereof and agrees that it will not be necessary for Holder to first institute suit in order to enforce payment of this Note.

3. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

      (a) Maker's failure to pay when due any amount under this Note; and

      (b) Maker's commencement of any voluntary proceeding under any bankruptcy, insolvency or readjustment of debt law or statute, of any jurisdiction, whether now or subsequently in effect; or Maker is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or Maker petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of Maker or for all or substantially all of his property or assets; or Maker makes an assignment for the benefit of his creditors; or Maker admits in writing his inability to pay his debts as they mature.


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

4. Acceleration on Default. Upon the occurrence of an Event of Default the entire unpaid principal balance and any other amounts owed by Maker to Holder under this Note shall become immediately due and payable.

5. Remedies. Upon the occurrence of an Event of Default, Holder may avail itself of any legal or equitable rights which Holder may have at law or in equity or under this Note, including, without limitation, the right of offset against any amounts Holder owes to Maker. Failure to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the rights or remedies set forth herein. If this Note is referred to an attorney for collection after the occurrence and during the continuance of an Event of Default, Maker shall pay all of Holder's reasonable costs, fees (including reasonable attorney's fees) and expenses in connection with such collection efforts. The principal amount of this Note shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Holder in respect of this Note is rescinded or must otherwise be restored or returned by Holder including without limitation upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Maker or upon the appointment of any intervenor or conservator of, or trustee or similar official for Maker or any substantial part of its properties, or otherwise, all as though such payments had not been made.

6. Security Interest. To secure timely payment and performance of its obligations under this Note, Maker hereby grants to Holder a first-priority security interest in Maker's Airship Pods (i.e., CYBER PODS) and all improvements and additions thereto (the "Collateral"), and Maker hereby authorizes Holder to file financing statements evidencing such security interest. The Maker shall execute an agreement giving the Holder a security interest in the Collateral within 15 days of signing this Note.

7. Governing Law. This Note shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Nevada without regard to principles of conflict of laws. Maker agrees that the state and federal courts in Nevada or any other court in which Holder initiates proceedings have exclusive jurisdiction over all matters arising out of this Note.

8. Jury Trial. MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

9. Benefit and Binding Nature. This Note shall inure to the benefit of Holder and his successors and assigns and shall be binding upon Maker and his successors, beneficiaries, heirs, administrators and executors. This Note constitutes the entire understanding and agreement between the parties with regard to the matter hereof, and supercedes all prior agreements and understandings, express or implied, oral or written, relating to the subject matter hereof.


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

10. Confessed Judgment. MAKER HEREBY APPOINTS AND CONSTITUTES ______________ AS HIS ATTORNEY-IN-FACT AND AUTHORIZES HIM, IN THE EVENT OF A DEFAULT, TO CONFESS JUDGMENT AGAINST MAKER IN THE CLERK'S OFFICE OF ANY COURT IN THE STATE OF NEVADA, UPON SUBMISSION TO SUCH COURT OF A WRITTEN VERIFIED STATEMENT FROM THE HOLDER INDICATING (1) THE AMOUNT UNPAID AND OWING HEREON, TOGETHER WITH ALLOWABLE COURT COSTS AND ACTUAL ATTORNEYS' FEES, (2) THE FACTS GIVING RISE TO THE INDEBTEDNESS AND (3) SUCH OTHER INFORMATION REQUIRED BY LAW. SO LONG AS THIS NOTE SHALL REMAIN UNPAID, THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IRREVOCABLE. ]

                            [SIGNATURE PAGE FOLLOWS]


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

                                SIGNATURE PAGE TO

                                 PROMISSORY NOTE

IN WITNESS WHEREOF, Maker has duly executed and delivered this Promissory Note as of the date first set forth above.


                                           MAKER



                                           -----------------------------
                                           [Name]


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